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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        As an independent registered public accounting firm, we hereby consent to the use, in this Amendment No. 1 to the Registration Statement on Form SB-2, of our report dated January 26, 2005, except for Note 13 as to which the date is November 11, 2005, relating to the financial statements of Longport, Inc. and Subsidiaries for the years ended December 31, 2004 and 2003, and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement filed with the Securities and Exchange Commission. It should be noted that we have not audited any financial statements of Longport, Inc. and Subsidiaries subsequent to December 31, 2004.

/s/ MAYER HOFFMAN MCCANN, P.C. Mayer Hoffman McCann, P.C. Certified Public Accountants

Plymouth Meeting, Pennsylvania
January 6, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM